Exhibit 5.1

                                 GRAUBARD MILLER
                                600 Third Avenue
                                   32nd Floor
                            New York, New York 10016



                                                 August 8, 2001



VentureDrive, Inc.
2275 Lakeshore Boulevard West
Suite 304
Toronto, Ontario
Canada M8V 3Y3


Gentlemen:

         Reference is made to the Registration Statement on Form SB-2 ("Registration Statement") filed by VentureDrive, Inc. ("Company") under the Securities Act of 1933, as amended (the "Act"), with respect to up to an aggregate of 2,000,000 shares of common stock, par value $.001 per share ("Common Stock"), to be offered by the Company in a self underwritten offering.

         We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

         Based on the foregoing, it is our opinion that:

         The Common Stock to be issued by the Company, when sold in the manner provided in the Registration Statement, will be legally issued, fully paid and nonassessable.

         In giving this opinion, we have assumed that all the certificates for the Company's shares of Common Stock, prior to their issuance, are duly executed on behalf of the Company by the Company's transfer agent and will conform, except as to denominations, to specimens which we have examined.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all


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VentureDrive, Inc.
August 8, 2001
Page 2


references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.


                                                   Very truly yours,

                                                   /s/ Graubard Miller